EXHIBIT 16.1

50 West Broadway, Suite 600 Salt Lake City, Utah 84101 (801) 328-4408 Fax (801) 328-4461 www.hjcpafirm.com

March 8, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of C&C Tours, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated March 8, 2013, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC